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                                                                  Exhibit 23.15



                       [JURNAK & JURNAK, CPAS LETTERHEAD]


Dr. Edward S. Kollar
Edward S. Kollar, D.D.S.

The audits referred to in our report dated November 25, 1996, included the related financial statement schedules as of December 31, 1994, December 31, 1995, and August 31, 1996 included in the registration statement (or incorporated by reference in the registration statement). These financial statement schedules are the responsibility of the Proprietor's management. Our responsibility is to express an opinion on these financial statement schedules. Based on our audits, in our opinion, such financial statement schedules when considered in relation to the basic (consolidated) financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein (or incorporated herein by reference) and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ Jurnak & Jurnak, CPAs

Jurnak & Jurnak, CPAs


Jeffersonville, VT
October 22, 1997